Exhibit 99.1
FOR RELEASE:	April 29, 2008

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS RECORD ASSET GROWTH AND FIRST QUARTER EARNINGS

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC:BB “WFSC”) reported March 31, 2008 consolidated assets of $181.0 million – an 8% increase over March 31, 2007.   Asset growth was primarily realized in loans, which increased 9% to $137.2 million.  At March 31, 2008, the Company’s allowance for loan losses represented 1.54% of outstanding loans.   Deposits reflected 8% growth to $155.2 million at March 31, 2008 compared to the prior year.  Shareholders’ equity increased 17% over March 31, 2007 to $15.8 million at March 31, 2008.

G. Gordon Greenwood, President and Chief Executive Officer, stated, “The current economic environment is challenging; however, Weststar remains committed to uphold prudent loan underwriting standards, maintain a strong loan loss reserve, and monitor loan portfolio performance.  Consumer real estate sales in our local economy reflect some slowing; however, our market continues to outperform the national average.  Overall, the local economy is well diversified and is able to show some growth, which has benefited all of our offices and has resulted in continued growth in our loan and deposit portfolios.”

Consolidated net income totaled $388 thousand for the three months ended March 31, 2008 compared to $500 thousand for the comparable period in 2007 – a decrease of 22%.  On a diluted per share basis, earnings for the three-month periods of 2008 and 2007 were $.17 vs. $.22 – a decrease of 23%.  The decrease in earnings was primarily attributable to a decreased net interest income resulting from Federal Open Market Committee interest rate cut initiatives and not to any subprime lending. Asset quality remained strong and demonstrated continued improvement with nonperforming loans to total assets of ..10%, .11% and .47% at March 31, 2008, December 31, 2007 and March, 31, 2007, respectively.

Return on assets was .89% compared to 1.26%, and return on equity was 10.09% compared to 15.30% for the three-month periods ended March 31, 2008 and 2007, respectively.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended
	March 31,
	2008	2007	% change
Consolidated earning summary:
Interest income	$3,080,413	$3,093,799	-0.4%
Interest expense	1,347,132	1,261,744	6.8%
Net interest income	1,733,281	1,832,055	-5.4%
Provision for loan losses	37,445	17,855	109.7%
Net interest income after
provision for loan losses	1,695,836	1,814,200	-6.5%
Other income	375,034	350,369	7.0%
Other expenses	1,469,592	1,375,270	6.9%
Income before taxes	601,278	789,299	-23.8%
Income taxes	213,141	289,268	-26.3%
Net income	$388,137	$500,031	-22.4%
Earnings per share - Basic*	$0.18	$0.24	-25.0%
Earnings per share - Diluted*	0.17	0.22	-22.7%
Average Shares - Basic*	2,118,956	2,103,993	0.7%
Average Shares - Diluted*	2,279,551	2,286,793	-0.3%
Consolidated balance sheet data:
Total Assets	$180,968,119	$167,085,504	8.3%
Total Deposits	155,155,491	143,988,696	7.8%
Loans (gross)	137,192,577	125,721,582	9.1%
Investments	26,494,464	27,095,590	-2.2%
Shareholders' Equity	15,793,519	13,477,355	17.2%
Consolidated average balance sheet data:
Total Assets	$175,340,851	$160,622,510	9.2%
Total Deposits	149,617,026	137,597,472	8.7%
Loans (gross)	137,076,409	123,606,201	10.9%
Investments	26,369,785	26,232,122	0.5%
Shareholders' Equity	15,476,307	13,253,343	16.8%
Consolidated performance ratios:
Return on average assets**	0.89%	1.26%
Return on average equity**	10.09%	15.30%
Capital to Assets	8.83%	8.25%
Consolidated asset quality data and ratios:
Nonaccruing loans	$189,126	$780,484	-75.8%
Accruing loans 90 days past due	-	-	-
Nonperforming loans	189,126	780,484	-75.8%
Foreclosed properties	87,787	103,000	-14.8%
Nonperforming assets	276,913	883,484	-68.7%
Allowance for loan losses	2,110,658	1,888,059	11.8%
Loans charged off	29,902	20,172	48.2%
Recoveries of loans charged off	12,990	6,295	106.4%
Net loan charge-offs	16,912	13,877	21.9%
Net charge-offs to average loans**	0.05%	0.05%	0.0%
Nonperforming loans to total assets	0.10%	0.47%	-78.7%
Allowance coverage of nonperforming loans	1116.01%	241.91%	361.3%
Allowance for loan losses to gross loans	1.54%	1.50%	2.7%

*Shares and per share amounts adjusted for 5-for-4 stock dividend paid in June 2007.
**Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
			Quarters Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2008	2007	2007	2007	2007
Consolidated earning summary:
Interest income	$3,080,413	$3,285,876	$3,314,963	$3,206,796	$3,093,799
Interest expense	1,347,132	1,355,650	1,363,045	1,315,067	1,261,744
Net interest income	1,733,281	1,930,226	1,951,918	1,891,729	1,832,055
Provision for loan losses	37,445	181,755	137,395	69,720	17,855
Net interest income after provision for loan losses	1,695,836	1,748,471	1,814,523	1,822,009	1,814,200
Other income	375,034	397,499	386,784	394,114	350,369
Other expenses	1,469,592	1,411,526	1,368,193	1,398,247	1,375,270
Income before taxes	601,278	734,444	833,114	817,876	789,299
Income taxes	213,141	245,969	300,186	293,304	289,268
Net income	$388,137	$488,475	$532,928	$524,572	$500,031
Earnings per share - Basic*	$0.18	$0.23	$0.25	$0.25	$0.24
Earnings per share - Diluted*	0.17	0.21	0.23	0.23	0.22
Average Shares - Basic*	2,118,956	2,117,973	2,113,485	2,104,131	2,103,993
Average Shares - Diluted*	2,279,551	2,283,290	2,287,007	2,282,642	2,286,793
Consolidated balance sheet data:
Total Assets	$180,968,119	$174,257,998	$170,393,834	$164,412,455	$167,085,504
Total Deposits	155,155,491	149,191,016	145,911,704	140,915,216	143,988,696
Loans (gross)	137,192,577	135,734,224	129,952,653	123,199,519	125,721,582
Investments	26,494,464	26,113,294	27,050,604	25,777,376	27,095,590
Shareholders' Equity	15,793,519	15,179,239	14,519,658	13,681,118	13,477,355
Consolidated average balance sheet data:
Total Assets	$175,340,851	$171,465,008	$166,531,452	$163,905,840	$160,622,510
Total Deposits	149,617,026	146,633,893	142,455,579	137,448,436	137,597,472
Loans (gross)	137,076,409	133,456,205	125,301,745	127,164,672	123,606,201
Investments	26,369,785	26,579,297	26,531,300	26,733,213	26,232,122
Shareholders' Equity	15,476,307	14,893,132	14,071,165	13,752,135	13,253,343
Consolidated performance ratios:
Return on average assets**	0.89%	1.13%	1.27%	1.28%	1.26%
Return on average equity**	10.09%	13.01%	15.03%	15.30%	15.30%
Capital to Assets	8.83%	8.69%	8.45%	8.39%	8.25%
Consolidated asset quality data and ratios:
Nonaccruing loans	$189,126	$195,683	$96,968	$326,865	$780,484
Accruing loans 90 days past due	-	-	-	1,000	-
Nonperforming loans	189,126	195,683	96,968	327,865	780,484
Foreclosed properties	87,787	87,787	87,787	574,633	103,000
Nonperforming assets	276,913	283,470	184,755	902,498	883,484
Allowance for loan losses	2,110,658	2,090,125	1,968,455	1,929,498	1,888,059
Loans charged off	29,902	89,549	108,174	38,846	20,172
Recoveries of loans charged off	12,990	29,464	9,735	10,567	6,295
Net loan charge-offs	16,912	60,085	98,439	28,279	13,877
Net charge-offs to average loans**	0.05%	0.18%	0.31%	0.09%	0.05%
Nonperforming loans to total assets	0.10%	0.11%	0.06%	0.20%	0.47%
Allowance coverage of nonperforming loans	1116.01%	1068.12%	2030.00%	588.50%	241.91%
Allowance for loan losses to gross loans	1.54%	1.54%	1.51%	1.57%	1.50%

*Shares and per share amounts adjusted for 5-for-4 stock dividend paid in June 2007.
** Annualized based on number of days in the period.

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